Exhibit 10.1

EXECUTION COPY

Sunrise Acquisition Company, LLC

9000 Sunset Boulevard

Penthouse

Los Angeles, CA 90069

Re:	Equity Rollover Agreement

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger, dated as of February 26, 2009 (as it may be amended from time to time, the “Merger Agreement”), by and among Sunrise Acquisition Company, LLC, a California limited liability company (“Parent”), Sunrise Merger Company, a California corporation (“Merger Sub”) and Tarrant Apparel Group, a California corporation (the “Company”), pursuant to which Merger Sub will be merged into the Company (the “Merger”), with the Company as the Surviving Corporation. Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement. This letter is being delivered to Parent in connection with the execution of the Merger Agreement by Parent, Merger Sub and the Company.

This letter confirms the commitment of each of the undersigned, subject to the prior satisfaction or waiver of the conditions set forth herein, to transfer, contribute and deliver to Parent immediately prior to the Effective Time that number of Shares in the aggregate as set forth opposite each of the undersigned’s respective names in Exhibit A (the “Rollover Shares”), such number of Shares representing 100% of the Shares directly or indirectly beneficially owned by the undersigned, respectively, in exchange for that number of Class A Membership Units of Parent as set forth opposite each of the undersigned’s name in Exhibit A (the “Parent Units”).

Each of the undersigned’s obligation to transfer, contribute and deliver the Rollover Shares to Parent is subject to (i) the prior satisfaction or waiver by Parent of the conditions set forth in Sections 5.1 and 5.3 of the Merger Agreement, (ii) the terms of this letter, and (iii) the readiness of the Agreement of Merger for filing pursuant to Section 1.2 of the Merger Agreement. Each of the undersigned’s contribution and delivery of the Rollover Shares will occur (a) contemporaneously with the Closing, (b) immediately prior to the Effective Time and (c) simultaneously with the issuance to each of the undersigned of the Parent Units.

Each of the undersigned, severally and not jointly, represents and warrants to Parent that the undersigned is an “accredited investor” as such term is defined in Rule 501 of the Securities Act.

Parent hereby represents, warrants and covenants to each of the undersigned as follows:

Sunrise Acquisition Company, LLC Page 2	EXECUTION COPY

(a) Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

(b) Parent has all requisite limited liability company power and authority to enter into this agreement and to consummate the transactions contemplated by this agreement, and the execution and delivery of this agreement and the consummation of the transactions contemplated by this agreement have been duly and validly authorized by the manager of Parent and by any other approvals required for this agreement to be binding upon Parent.

(c) Immediately prior to the Effective Time, after giving effect to the issuance of the Parent Units to each of the undersigned, Parent will have issued and outstanding the number of Class A Membership Units and Class B Membership Units set forth on Exhibit B (the “Outstanding Parent Securities”).

This letter, and each of the undersigned’s obligation to transfer, contribute and deliver, and any restrictions on transfer of, the Rollover Shares (to the extent required by the terms hereof) will terminate and be of no further force and effect automatically, without any action of the parties hereto, upon the expiration or termination of the Merger Agreement in accordance with its terms.

Each of the undersigned will not transfer, and will have at Closing, the Rollover Shares.

Each of the undersigned is hereby executing and performing this letter solely in his capacity as the owner of the Rollover Shares, and nothing in this letter shall limit or restrict any partner, member, director, officer, employee or affiliate of the undersigned who is or becomes during the term hereof a member of the Board or an officer of the Company or any of its subsidiaries from acting, omitting to act or refraining from taking any action, solely in such person’s capacity as a member of the Board or as an officer of the Company (or as an officer or director of any of the Company’s subsidiaries) consistent with his fiduciary duties in such capacity under applicable law; provided, that the foregoing shall not limit or excuse either of the undersigned’s obligations to transfer, contribute and deliver the Rollover Shares to Parent in accordance with the terms and conditions of this Agreement in their respective capacities as the direct or indirect beneficial owners of the Rollover Shares.

This letter shall not be assignable by Parent without each of the undersigned’s prior written consent, except that Parent may assign this letter, without each of the undersigned’s prior written consent, to any person to which Parent is permitted to and does assign any of its rights and obligations under the Merger Agreement.

The parties hereto acknowledge that the Company is an express third party beneficiary of this letter. This letter will inure to the benefit of and be enforceable by the

Sunrise Acquisition Company, LLC Page 3	EXECUTION COPY

Company (and by the Board or the Special Committee in the name and on behalf of the Company), and this letter may not be terminated (other than as a result of the termination or expiration of the Merger Agreement, as contemplated above) or amended, modified or waived in a manner adverse to the Company in any material respect without the prior written consent of the Company.

Money damages would not be a sufficient remedy for any breach of this letter by the undersigned, and each of Parent and the Company (as an express third party beneficiary hereof) shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach, in addition to any other rights or remedies that may be available at law, in equity or by contract (including the Merger Agreement and the Limited Guarantee).

This letter may be executed by facsimile or PDF signature in counterparts. This letter and any related dispute shall be governed by, and construed and interpreted in accordance with, the laws of the State of California applicable to contracts executed in and to be performed in that State.

[Signatures on Following Page]

Sunrise Acquisition Company, LLC Page 4	EXECUTION COPY

Very truly yours,

/s/ Gerard Guez
Gerard Guez

/s/ Todd Kay
Todd Kay

Todd Kay and Kimberly Smith Kay Trustees Kay Living Trust

By:	/s/ Todd Kay
Todd Kay,
Trustee

By:	/s/ Kimberly Smith Kay
Kimberly Smith Kay,
Trustee

AGREED AND ACKNOWLEDGED
as of the date first above written

By:	/s/ Gerard Guez
Name:	Gerard Guez
Title:	Manager

Signature Page to the Equity Rollover Agreement